UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2008

Napster, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32373	77-0551214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9044 Melrose Ave., Los Angeles, California	90069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 281-5000

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2008, Napster, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Best Buy Co., Inc., a Minnesota corporation (“Parent”), and Puma Cat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and conditions of the Merger Agreement, Purchaser will commence an offer to purchase (the “Offer”) all issued and outstanding shares of the Company’s common stock, par value $0.001 per share, and all stock purchase rights associated with such shares (the “Shares”), at a price of $2.65 per share, without interest or accrued dividends, net to the seller in cash (the “Offer Consideration”). The Offer will remain open for 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to certain terms and conditions in the Merger Agreement, the Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Also at the effective time of the Merger, each Share (other than Shares owned by the Company, any wholly-owned subsidiary of the Company, Parent, Purchaser, or stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded appraisal for such Shares in accordance with Section 262 of the Delaware General Corporation Law), will be automatically converted into the right to receive $2.65 in cash. At the effective time of the Merger, each issued and outstanding share of Purchaser common stock will be converted into one share of common stock of the Surviving Corporation.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the Offer is consummated. The Company has also agreed not to solicit, encourage or initiate discussions with third parties regarding other proposals to acquire the Company and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Parent a termination fee of $3,000,000.

Consummation of the Offer is subject to various conditions, including, among other things, (1) the valid tender of a number of Shares which, together with any other Shares owned directly or indirectly by Parent, would constitute more than one-half of the number of Shares outstanding on a fully diluted basis, and (2) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable foreign antitrust laws.

Subject to the terms of the Merger Agreement, the Company has granted Purchaser an irrevocable option to purchase a number of newly-issued shares of the Company’s common stock that, when added together with Shares collectively owned by Purchaser and Parent at the time of such exercise, equals one share more than 90% of Shares (the “Top-Up Option”). The Purchaser will pay the Company the Offer Consideration for each Share acquired upon exercise of the Top-Up Option.

The parties have agreed that if, following either the consummation of the Offer or the election to exercise the Top-Up Option, Purchaser and Parent, directly or indirectly, collectively own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, in accordance with Delaware’s short-form merger statute.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Parent, contains representations and warranties of each of the Company, Parent and Purchaser. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Shareholder Support Agreement

In order to induce Parent and Purchaser to enter into the Merger Agreement, the directors and certain officers of the Company entered into a Shareholder Support Agreement with Parent and Purchaser (the “Shareholder Support Agreement”) concurrent with the execution and delivery of the Merger Agreement. Subject to the terms and conditions of the Shareholder Support Agreement, such shareholders agreed, among other things, to tender their Shares in the Offer within 10 business days after commencement of the Offer and, if required, to vote their Shares in favor of the approval and adoption of the Merger Agreement and the Merger and against any proposal, transaction or corporate action that would prevent or delay the consummation of the Merger. Shares held by these directors and officers that are eligible to be tendered into the Offer represent, in the aggregate, approximately 1.4% of Shares outstanding on the date of the Merger Agreement and those that are eligible to vote in favor of the Merger Agreement represent, in the aggregate, approximately 5.9% of Shares outstanding on the date of the Merger Agreement.

A copy of the Shareholder Support Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing summary of the Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholder Support Agreement.

Additional Information and Where to Find It

The tender offer described in this Current Report on Form 8-K has not yet commenced, and this report is not an offer to buy or a solicitation of an offer to sell any securities. The solicitation and the offer to buy the Shares will be made only pursuant to an offer to purchase and related materials that Parent intends to file with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule TO. The Company also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. Company stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. Company stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s Web site at www.sec.gov, from the Information Agent named in the tender offer documents, from Parent (with respect to documents filed by Parent with the SEC), or from the Company (with respect to documents filed by the Company with the SEC).

Item 3.03 Material Modification of Rights of Security Holders.

On September 14, 2008, prior to the execution of the Merger Agreement and the Shareholder Support Agreement, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Preferred Stock Rights Agreement dated May 18, 2001 between the Company (formerly known as Roxio, Inc.) and Mellon Investor Services, LLC (“the “Rights Agreement”).

The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Offer, the Shareholder Support Agreement, the Merger Agreement and the transactions contemplated thereby. The Amendment provides that the approval, execution or delivery of the Merger Agreement, the Shareholder Support Agreement or the consummation of or announcement of the Offer, the Merger or any other transaction contemplated in the Merger Agreement, will not result in either Parent or Purchaser being deemed an “Acquiring Person” (as such term is defined in the Rights Agreement). In addition, the Amendment provides that none of a “Shares Acquisition Date,” a “Distribution Date” or a “Section 13 Event” (as such terms are defined in the Rights Agreement) shall occur by reason of the approval, execution or delivery of the Merger Agreement, the Shareholder Support Agreement or the consummation of or announcement of the Offer, the Merger or any other transaction contemplated by the Merger Agreement. The Amendment also provides that the Rights Agreement shall expire at the Effective Time (as such term is defined in the Merger Agreement) if the Rights Agreement has not otherwise terminated.

A copy of the Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On September 14, 2008, the Company entered into a new employment agreement with each of William Christopher Gorog, the Company’s Chairman and Chief Executive Officer, Bradford D. Duea, the Company’s President, and Christopher Allen, the Company’s Chief Operating Officer. The new employment agreements for Messrs. Gorog, Duea and Allen (the “Employment Agreements”) provide for the terms of each executive’s employment with the Company following the closing of the Merger, and will supersede and replace each executive’s existing employment agreement with the Company effective upon the closing of the Merger. If the closing of the Merger does not occur for any reason, the existing employment agreements for Messrs. Gorog, Duea and Allen will remain in effect.

The term of the Employment Agreements begins on the closing date of the Merger and continues until March 3, 2012. The Employment Agreements provide that Messrs. Gorog, Duea and Allen will receive annual base salaries of $400,000, $315,000 and $315,000, respectively. Messrs. Gorog, Duea and Allen will also be eligible to receive an annual short term incentive compensation opportunity, although each executive’s incentive compensation opportunity for the remainder of Parent’s fiscal year ending February 28, 2009 will be pro-rated. Messrs. Gorog’s, Duea’s and Allen’s target annual short term incentive compensation opportunity is equal to 45%, 30% and 30% of their respective base salaries, and each executive’s maximum incentive compensation opportunity is equal to two times his target amount. Mr. Gorog’s actual annual short term incentive compensation payment may not be less than 35% of his base salary, subject to appropriate pro-rating for Parent’s fiscal year ending February 28, 2009.

The Employment Agreements provide that each of Messrs. Duea’s and Allen’s existing restricted stock awards will be assumed by Parent and converted into the right to receive cash consideration having a value equal to the Offer Consideration (the “Restricted Share Consideration”). (All of Mr. Gorog’s existing restricted stock awards will become fully vested at or prior to the closing of the Merger pursuant to the terms of his existing employment agreement, and will be treated the same as other outstanding Shares.) Subject to Messrs. Duea’s and Allen’s continued employment, each such executive’s Restricted Share Consideration will become payable at the same times as the underlying restricted shares would have become vested in accordance with their terms (although for administrative convenience, certain installments scheduled to vest during a calendar year will instead become vested on the first day of the calendar year).

Pursuant to the Employment Agreements, Messrs. Gorog, Duea and Allen will be eligible to earn a cash-based long term incentive award if the Company achieves specific performance goals during the period March 1, 2009 through March 3, 2012. All or a portion of each executive’s long term incentive award may also become earned upon a termination of employment due to death, disability, by the Company without Cause or by the executive for a Good Reason (each as defined in the Employment Agreements), and Mr. Gorog’s award may also become earned upon the occurrence of a subsequent majority sale, spin-off or liquidation event with respect to the Company. Messrs. Gorog’s, Duea’s and Allen’s target long term incentive compensation opportunity is equal to $2,925,000, $360,000 and $675,000, respectively, and each executive’s maximum long term incentive compensation opportunity is equal to two times his target amount. Subject to approval of Parent’s compensation committee, Messrs. Gorog, Duea and Allen will be granted 8,500, 16,500 and 35,000 options, respectively, to purchase shares of Parent’s common stock. The options will become vested in four substantially equal annual installments on the first four anniversaries of the grant date, and may also become vested upon a termination of employment due to death or disability, or upon a termination by the Company without Cause or by the executive for a Good Reason (each as defined in the Employment Agreements) in connection with a change in control of Parent. Mr. Gorog will also receive a grant of restricted shares of Parent’s common stock having a value equal to $1,575,000 on the grant date. The restricted shares will become vested in three substantially equal annual installments on the first three anniversaries of the grant date, and all or a portion of the restricted shares may also become vested upon a termination of employment due to death, disability, by the Company without Cause or by Mr. Gorog for a Good Reason (each as defined in the Employment Agreement), or upon the occurrence of a subsequent majority sale, spin-off or liquidation event with respect to the Company. The options and restricted shares will be subject to the terms of Parent’s 2004 Omnibus Stock and Incentive Plan, and option and restricted share award agreements to be entered into thereunder. The Employment Agreements further provide that Messrs. Gorog, Duea and Allen will be entitled to participate in the Company’s and Parent’s benefit plans and programs established from time to time, to the extent each executive satisfies the eligibility provisions of such plans (and during the first year of employment pursuant to the Employment Agreements, each executive’s aggregate benefits will be no less favorable than his current benefits). Mr. Gorog is also entitled to receive the perquisites that are provided from time to time to peer executives of Parent, and to certain travel privileges.

The Employment Agreements include severance benefits for Messrs. Gorog, Duea and Allen if each executive’s employment is terminated by the Company without Cause or by the executive for a Good Reason (each as defined in the Employment Agreements). The severance benefits for such a termination of employment include (i) a lump-sum cash payment equal to the executive’s highest base salary rate in effect during the year preceding termination of employment (Mr. Gorog’s payment is equal to continued payment of his base salary for eighteen months), (ii) reimbursement for the costs of health insurance coverage under COBRA for up to twelve months following termination of employment, (iii) a lump-sum cash payment equal to a pro-rata portion of the executive’s target short term incentive compensation opportunity or actual short term incentive compensation opportunity for the year of termination, whichever is greater based on the Company’s reasonable estimate at the time of termination, (iv) full vesting of any unvested portion of the Restricted Share Consideration for Messrs. Duea and Allen, and (v) any payments or vesting provided for under the terms of the plans and agreements evidencing the executive’s new long term incentive compensation award and/or options and restricted share awards with respect to Parent’s common stock. The payment or provision of these severance benefits is subject to the executive’s execution of an effective general release of claims in favor of the Company and Parent.

The Employment Agreements include certain protective covenants, including an indefinite restriction on the disclosure of confidential information, a covenant requiring the executive to generally assign all inventions relating to the Company’s business to the Company, and a covenant restricting the executive from soliciting the Company’s employees during employment and for twelve months thereafter.

A copy of Mr. Gorog’s Employment Agreement is attached as Exhibit 10.2 and the form of each other Employment Agreement is attached as Exhibit 10.3 hereto, each of which is incorporated herein by reference. The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the text of Mr. Gorog’s Employment Agreement and the form of Employment Agreement.

Item 8.01 Other Events.

On September 15, 2008, the Company and Parent issued a joint press release announcing execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition, the Board of Directors of the Company has postponed the 2008 Annual Meeting of Stockholders that had been scheduled for September 18, 2008, due to the Company’s entry into the Merger Agreement. If the Merger is not completed, the Company intends to reschedule the Annual Meeting and notify stockholders of the date, time and location of the rescheduled meeting. A copy of the press release issued by the Company on September 15, 2008 announcing postponement of the Company’s 2008 Annual Meeting of Stockholders is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger dated September 14, 2008 by and among Best Buy Co., Inc., Puma Cat Acquisition Corp. and Napster, Inc.*

4.1	Amendment No. 1 to Preferred Stock Rights Agreement dated September 14, 2008 by and between Napster, Inc. and Mellon Investor Services LLC.

10.1	Shareholder Support Agreement dated September 14, 2008 by and among Best Buy Co., Inc., Puma Cat Acquisition Corp. and the shareholders of Napster, Inc. listed on the signature page thereto.

10.2	Employment Agreement dated September 14, 2008 by and between Napster, Inc. and William Christopher Gorog.

10.3	Form of Employment Agreement dated September 14, 2008 entered into by Napster, Inc. and each of Christopher Allen and Bradford D. Duea.

99.1	Joint Press Release issued by Napster, Inc. and Best Buy Co., Inc. on September 15, 2008.

99.2	Press Release issued by Napster, Inc. on September 15, 2008.

* Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8−K concerning activities, events or developments that Parent and the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: failure to meet the minimum tender condition or obtain any required stockholder or regulatory approvals or satisfy other conditions to the transaction; failure to achieve anticipated benefits of the transaction; integration challenges relating to the acquisition; and other risks relating to our business set forth in our filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, which are available on the SEC’s Web site maintained at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement included in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Napster, Inc.
(Registrant)

	By:	/s/ Aileen Atkins
Date: September 15, 2008		Aileen Atkins
Secretary